Exhibit 99.1

FOR IMMEDIATE RELEASE

NU SKIN ENTERPRISES REPORTS FOURTH-QUARTER REVENUE GROWTH OF 28 PERCENT AND EPS GROWTH OF 94 PERCENT

Company provides strong initial 2021 outlook

PROVO, Utah — Feb. 10, 2021 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced fourth-quarter 2020 results, achieving 28 percent revenue growth and 94 percent earnings per share (EPS) growth. For the full year, revenue increased seven percent and EPS increased 17 percent. In addition, the company is projecting five to nine percent revenue growth and EPS of $3.80 to $4.10 in 2021.

Executive Summary
Q4 2020 vs. Prior-year Quarter

Revenue:	$748.2 million; +28% ● +4% fx impact
Earnings Per Share (EPS):	$1.40; +94%
Sales Leaders:	70,435; +29%
Customers:	1,557,302; +34%

2020 Annual vs. 2019

Revenue:	$2.58 billion; +7% ● Less than (1%) fx impact
Earnings Per Share (EPS):	$3.63; +17%

“Our strong fourth-quarter results were driven by exceptional customer growth of 34 percent compared to the prior year,” said Ritch Wood, chief executive officer. “We grew revenue in each of our reporting segments with particular strength in the West markets where our brand affiliates have more broadly adopted social commerce to share our products. The successful Boost and Nutricentials product introductions helped generate 28 percent revenue and 29 percent sales leader growth in the quarter. In addition, our manufacturing segment continued to generate strong results, posting 42 percent revenue growth in the quarter and playing a critical role in our ability to keep product in stock, even with increased demand and global supply chain constraints.

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“I am proud of the work and execution of our entire team, especially our global sales force, as we grew both revenue and earnings amidst the uncertainty of the pandemic. We strengthened our balance sheet, repurchased more than five million shares of stock, innovated in our product pipeline, enhanced our digital capabilities and established a path for double-digit earnings growth going forward,” concluded Wood.

Q4 2020 Year-over-year Operating Results

Revenue:	$748.2 million compared to $583.4 million ● +4% fx impact
Gross Margin:	74.0% compared to 75.9% ● Nu Skin business was 76.5% compared to 78.5% ● Impacted by increased freight charges and geographic mix
Selling Expenses:	38.0% compared to 39.1% ● Nu Skin business was 40.3% compared to 41.3%
G&A Expenses:	24.1% compared to 27.4%
Operating Margin:	11.9% compared to 9.4%
Other Income / (Expense):	$2.7 million compared to ($1.1) million
Income Tax Rate:	19.6% compared to 25.1% ● Benefited by geographic mix
EPS:	$1.40 compared to $0.72

Stockholder Value

Dividend Payments:	$19.1 million
Stock Repurchases:	$17.0 million ● $325.8 million remaining in authorization

Q1 and Full-year 2021 Outlook

Q1 2021 Revenue:	$610 to $640 million; +18 to 24% ● Approximately +3% fx impact
Q1 2021 EPS:	$0.65 to $0.75; +81 to 108%
2021 Revenue:	$2.71 to $2.81 billion; +5 to 9% ● Approximately +2 to 3% fx impact
2021 EPS:	$3.80 to $4.10; +5 to 13%

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“We expect a strong 2021 driven by our robust product pipeline and digital initiatives combined with steady growth in both our customers and sales leaders,” continued Wood. “We plan to expand our customer reach through the Boost and Nutricentials launches in the first half and the introduction of our new product innovations in the second half. We remain focused on balancing our geographic profile through the expansion of our social commerce business and our manufacturing segment. We are forecasting high single-digit revenue growth and expect solid improvement in our operating margin, together driving toward a double-digit increase in earnings per share. Additionally, we increased our quarterly dividend for the 20th consecutive year, a remarkable feat that demonstrates the durability of the Nu Skin business model.”

Mark Lawrence, chief financial officer, added, “Our guidance reflects the strong momentum coming out of 2020 and our focused strategy for 2021. Looking to the first quarter, we anticipate revenue of $610 to $640 million, a growth of 18 to 24 percent including an approximate three percent favorable foreign currency impact. We project earnings per share of $0.65 to $0.75, approximately double the prior year. For our initial full-year 2021 guidance, we anticipate revenue of $2.71 to $2.81 billion, reflecting a positive foreign currency impact of approximately two to three percent. We anticipate annual earnings per share of $3.80 to $4.10.”

Investor Day
The Nu Skin Enterprises management team will host an investor day event Feb. 11 at noon (ET). Those wishing to access the webcast, as well as the information presented, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the event will be available at the same URL through Feb. 25, 2021.

About Nu Skin Enterprises, Inc.
Founded more than 35 years ago, Nu Skin Enterprises, Inc. (NSE) empowers innovative companies to change the world with sustainable solutions, opportunities, technologies and life-improving values. The company currently focuses its efforts around innovative consumer products, product manufacturing and controlled environment agriculture technology. The NSE family of companies includes Nu Skin, which develops and distributes a comprehensive line of premium-quality beauty and wellness solutions through a global network of sales leaders in Asia, the Americas, Europe, Africa and the Pacific; and Rhyz, our strategic investment arm that includes a collection of sustainable manufacturing and technology innovation companies. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol "NUS." More information is available at nuskinenterprises.com.

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Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, product pipeline and product launches, customers and sales leaders, strategies and initiatives; projections regarding revenue, operating margin, earnings per share, foreign currency fluctuations and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “plan,” “forecast,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

●	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;

●	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;

●
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, imposition of fines, or any other adverse actions or events;

●	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;

●	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;

●	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;

●	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;

●	uncertainties regarding the future financial performance of the businesses the company has acquired;

●
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

●
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

●	unpredictable economic conditions and events globally, including trade policies and tariffs;

●
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

●	continued competitive pressures in the company’s markets.

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The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

The following table sets forth revenue for the three-month periods ended December 31, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended December 31,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$172,442	$154,731	11%	5%
Americas/Pacific	157,984	86,146	83%	86%
South Korea	90,384	81,958	10%	5%
Southeast Asia	82,191	74,767	10%	10%
Japan	73,132	65,482	12%	7%
EMEA	82,656	46,205	79%	68%
Hong Kong/Taiwan	45,864	41,616	10%	5%
Other	(391)	1,860	(121)%	(121)%
Total Nu Skin	704,262	552,765	27%	23%
Manufacturing	43,364	30,487	42%	42%
Grow Tech	567	107	430%	430%
Total	$748,193	$583,359	28%	24%

The following table sets forth revenue for the years ended December 31, 2020 and 2019 for each of our reportable segments (U.S. dollars in thousands):

	Year Ended December 31,			Constant- Currency
	2020	2019	Change	Change
Nu Skin
Mainland China	$625,538	$722,526	(13)%	(14)%
Americas/Pacific	511,941	349,078	47%	53%
South Korea	326,478	329,978	(1)%	—
Southeast Asia	302,708	301,620	—	1%
Japan	273,681	260,039	5%	3%
EMEA	230,246	167,165	38%	35%
Hong Kong/Taiwan	161,117	166,335	(3)%	(6)%
Other	(17)	1,621	(101)%	(101)%
Total Nu Skin	2,431,692	2,298,362	6%	6%
Manufacturing	149,339	121,917	22%	22%
Grow Tech	903	137	559%	559%
Total	$2,581,934	$2,420,416	7%	7%

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The Company's Customers and Sales Leaders statistics by segment as of December 31, 2020 and 2019 are presented in the following table:

	2020		2019		% Increase (Decrease)
	Customers	Sales Leaders	Customers	Sales Leaders	Customers	Sales Leaders

Mainland China	381,460	21,990	292,812	17,987	30%	22%
Americas/Pacific	404,955	14,439	220,216	7,607	84%	90%
South Korea	158,953	7,059	168,972	7,251	(6)%	(3)%
Southeast Asia	154,355	8,903	136,349	7,480	13%	19%
Japan	128,400	6,318	125,557	5,916	2%	7%
EMEA	258,587	7,063	153,330	4,619	69%	53%
Hong Kong/Taiwan	70,592	4,663	65,669	3,900	7%	20%
Total	1,557,302	70,435	1,162,905	54,760	34%	29%

“Customers” are persons who purchased products directly from the company during the previous three months. Our Customer numbers do not include consumers who purchase products directly from members of our sales force.

“Sales Leaders” are independent distributors, and sales employees and independent marketers in China, who achieve certain qualification requirements.

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NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019

Revenue	$748,193	$583,359	$2,581,934	$2,420,416
Cost of sales	194,751	140,566	658,028	581,420
Gross profit	553,442	442,793	1,923,906	1,838,996

Operating expenses:
Selling expenses	284,129	228,127	1,019,494	955,600
General and administrative expenses	180,616	159,987	646,848	615,970
Total operating expenses	464,745	388,114	1,666,342	1,571,570

Operating income	88,697	54,679	257,564	267,426
Other income (expense), net	2,736	(1,101)	(1,332)	(12,254)

Income before provision for income taxes	91,433	53,578	256,232	255,172
Provision for income taxes	17,966	13,466	64,877	81,619

Net income	$73,467	$40,112	$191,355	$173,553

Net income per share:
Basic	$1.44	$0.72	$3.66	$3.13
Diluted	$1.40	$0.72	$3.63	$3.10

Weighted-average common shares outstanding (000s):
Basic	50,971	55,548	52,296	55,518
Diluted	52,403	55,807	52,765	55,927

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NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	December 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$402,683	$335,630
Current investments	21,216	8,413
Accounts receivable, net	63,370	50,378
Inventories, net	314,366	275,891
Prepaid expenses and other	101,563	69,854
Total current assets	903,198	740,166

Property and equipment, net	468,181	453,604
Operating lease right-of-use assets	155,104	144,326
Goodwill	202,979	196,573
Other intangible assets, net	89,532	80,321
Other assets	138,082	154,016
Total assets	$1,957,076	$1,769,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66,174	$38,979
Accrued expenses	446,682	290,281
Current portion of long-term debt	30,000	27,500
Total current liabilities	542,856	356,760

Operating lease liabilities	112,275	105,701
Long-term debt	305,393	334,461
Other liabilities	102,281	96,795
Total liabilities	1,062,805	893,717

Stockholders’ equity:
Class A common stock	91	91
Additional paid-in capital	579,801	557,544
Treasury stock, at cost	(1,461,593)	(1,324,826)
Accumulated other comprehensive loss	(64,768)	(85,292)
Retained earnings	1,840,740	1,727,772
Total stockholders' equity	894,271	875,289
Total liabilities and stockholders’ equity	$1,957,076	$1,769,006

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577